UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 11, 2009

Date of Report (Date of earliest event reported)

Harrah’s Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive Las Vegas, Nevada 89109
(Address of principal executive offices) (Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

1.	Second Supplemental Indenture and Senior Secured Notes due 2017

On September 11, 2009, Harrah’s Operating Company, Inc. (the “Company”), a wholly owned subsidiary of Harrah’s Entertainment, Inc. (the “Registrant” or the “Parent Guarantor”) issued $720,000,000 aggregate principal amount of 11.25% senior secured notes due 2017 (the “notes”), which mature on June 1, 2017, pursuant to a supplemental indenture, dated as of September 11, 2009, among the Company, the Parent Guarantor and U.S. Bank National Association, as trustee (the “Second Supplemental Indenture”), to an indenture, dated as of June 10, 2009, among Harrah’s Operating Escrow LLC and Harrah’s Escrow Corporation (together, the “Escrow Issuers”), wholly owned subsidiaries of the Company, the Parent Guarantor, as parent guarantor and U.S. Bank National Association, as trustee (the “Indenture Trustee”) (the “Base Indenture”), as supplemented by the supplemental indenture, dated as of June 10, 2009 among the Company and the Indenture Trustee (the “First Supplemental Indenture” and, together with the Base Indenture and the Second Supplemental Indenture, the “Indenture”). The Indenture provides that the notes are guaranteed by the Parent Guarantor and are secured by substantially all of the assets of the Company and the assets of the subsidiaries of the Company that have pledged their assets to secure the Company’s obligations under the Company’s senior secured credit facilities.

The Company will pay interest on the notes at 11.25% per annum, semiannually to holders of record at the close of business on May 15 or November 15 immediately preceding the interest payment date on June 1 and December 1 of each year, commencing on December 1, 2009.

The Company may redeem the notes, in whole or part, at any time prior to June 1, 2013, at a price equal to 100% of the principal amount of the notes redeemed plus accrued and unpaid interest to the redemption date and a “make-whole premium.” The Company may redeem the notes, in whole or in part, on or after June 1, 2013, at the redemption prices set forth in the Indenture. At any time (which may be more than once) before June 1, 2012, the Company may choose to redeem up to 35% of the principal amount of the notes at a redemption price equal to 111.250% of the face amount thereof with the net proceeds of one or more equity offerings so long as at least 50% of the aggregate principal amount of the notes at maturity issued of the applicable series remains outstanding afterwards.

The Indenture contains covenants that limit the Company’s (and most of its subsidiaries’) ability to, among other things: (i) incur additional debt or issue certain preferred shares; (ii) pay dividends on or make other distributions in respect of its capital stock or make other restricted payments; (iii) make certain investments; (iv) sell certain assets; (v) create or permit to exist dividend and/or payment restrictions affecting its restricted subsidiaries; (vi) create liens on certain assets to secure debt; (vii) consolidate, merge, sell or otherwise dispose of all or substantially all of its assets; (viii) enter into certain transactions with its affiliates; and (ix) designate its subsidiaries as unrestricted subsidiaries. These covenants are subject to a number of important limitations and exceptions. The Indenture also provides for events of default, which, if any of them occurs, would permit or require the principal, premium, if any, interest and any other monetary obligations on all the then outstanding notes to be due and payable immediately.

2.	Registration Rights Agreement

On September 11, 2009, in connection with the issuance of the notes, the Company and the Parent Guarantor entered into a registration rights agreement with J.P. Morgan Securities Inc., Banc of America Securities LLC, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc. as representatives of the initial purchasers, relating to, among other things, the exchange offer for the notes and the related guarantee (as described above) (the “Registration Rights Agreement”).

Subject to the terms of the Registration Rights Agreement, the Company and the Parent Guarantor will use their commercially reasonable efforts to register with the SEC notes having substantially identical terms as the notes as part of offers to exchange freely tradable exchange notes for notes within 365 days after the issue date of the notes (the “effectiveness target date”). The Company and the Parent Guarantor will use their commercially reasonable efforts to cause each exchange offer to be completed within 30 business days after the effectiveness target date.

If the Company and the Parent Guarantor fail to meet these targets (a “registration default”), the annual interest rate on the notes will increase by 0.25%. The annual interest rate on the notes will increase by an additional 0.25% for each subsequent 90-day period during which the registration default continues, up to a maximum additional interest rate of 1.0% per year over the applicable interest rate, which is 11.25%. If the registration default is corrected, the applicable interest rate will revert to the original level.

3.	Joinder to Intercreditor Agreement

On September 11, 2009, the Indenture Trustee entered into a joinder to the intercreditor agreement (the “Joinder to the Second Lien Intercreditor Agreement”), dated as of December 24, 2008 and supplemented as of April 15, 2009 and June 10, 2009, among Bank of America, N.A., as credit agreement agent, U.S. Bank National Association, as trustee, U.S. Bank National Association, as second priority agent and each collateral agent for any future second lien indebtedness from time to time party thereto (the “Second Lien Intercreditor Agreement”).

Pursuant to the Joinder to the Second Lien Intercreditor Agreement, the Indenture Trustee became a party to and agreed to be bound by the terms of the Second Lien Intercreditor Agreement as another first priority lien obligations agent, as if it had originally been party to the Second Lien Intercreditor Agreement as a first priority agent. The Second Lien Intercreditor Agreement governs the relative priorities of the respective security interests in the Company’s and certain subsidiaries’ assets securing (i) the notes, (ii) the 11.25% senior secured notes due 2017 issued pursuant to the Indenture on June 10, 2009, (iii) the 10.0% second-priority senior secured notes due 2018 issued pursuant to the indenture dated as of April 15, 2009, among the Company, Parent Guarantor and U.S. Bank National Association, as trustee, (iv) the 10.0% second-priority senior secured notes due 2015 and the 10.0% second-priority senior secured notes due 2018 issued pursuant to the indenture, dated as of December 24, 2008, among the Company, Parent Guarantor and U.S. Bank National Association, as trustee and (v) borrowings under the senior secured credit facilities and certain other matters relating to the administration of security interests.

4.	Other First Lien Secured Party Consent to the Collateral Agreement

On September 11, 2009, the Indenture Trustee entered into an other first lien secured party consent to the Collateral Agreement (the “Collateral Agreement Consent”), as authorized representative (the “Collateral Authorized Representative”), for persons who shall become secured parties (the “New Collateral Secured Parties”) under the amended and restated collateral agreement dated and effective as of January 28, 2008 (as amended and restated on June 10, 2009) (the “Collateral Agreement”) among the Company, each subsidiary of the Company identified therein as a party and Bank of America N.A., as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined therein).

Pursuant to the Collateral Agreement Consent, the notes will be secured on a first priority basis by substantially all of the assets of the Company and the assets of the Subsidiary Pledgors, and the Collateral Authorized Representative was authorized to become a party to the Collateral Agreement on behalf of the New Collateral Secured Parties under the Indenture and to act as the Collateral Authorized Representative for the New Collateral Secured Parties.

5.	Other First Lien Secured Party Consent to the Guaranty and Pledge Agreement

On September 11, 2009, the Indenture Trustee entered into an other first lien secured party consent to the Guaranty and Pledge Agreement (the “Guaranty and Pledge Consent”), as authorized representative (the “Guaranty Authorized Representative”), for persons who shall become secured parties (the “New Guaranty Secured Parties”) under the Amended and Restated Guaranty and Pledge Agreement, dated and effective as of January 28, 2008 (as amended and restated on June 10, 2009) (the “Guaranty and Pledge Agreement”) by the Parent Guarantor in favor of Bank of America, N.A., as administrative agent and collateral agent (the “Agent”) for the lenders party to the senior secured credit facilities.

Pursuant to the Guaranty and Pledge Consent, the Parent Guarantor guarantees the payment of the notes and grants to the Agent for the benefit of the New Guaranty Secured Parties a security interest in all of its rights and title in the Collateral (as defined therein) as collateral security for prompt payment on the notes, and the Authorized Representative was authorized to become a party to the Guaranty and Pledge Agreement on behalf of the New Guaranty Secured Parties under the Indenture and to act as the Guaranty Authorized Representative for the New Guaranty Secured Parties.

The foregoing summary is qualified in its entirety by reference to the Indenture, the Registration Rights Agreement, the Joinder to the Intercreditor Agreement, the Collateral Agreement Consent and the Guaranty and Pledge Consent, attached hereto as Exhibit 4.1, Exhibit 4.2, Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, and incorporated herein by reference.

Section 2—Financial Information

Item 2.03 Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

4.1	Second Supplemental Indenture, dated as of September 11, 2009, by and among Harrah’s Operating Company, Inc., Harrah’s Entertainment, Inc. and U.S. Bank National Association, as trustee.

4.2	Registration Rights Agreement, dated as of September 11, 2009, by and among Harrah’s Operating Company, Inc., Harrah’s Entertainment, Inc. and J.P. Morgan Securities Inc., Banc of America Securities LLC, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc. as representatives of the initial purchasers.

10.1	Joinder and Supplement to the Intercreditor Agreement, dated as of September 11, 2009, by and among U.S. Bank National Association, as new trustee, U.S. Bank National Association, as Trustee under the Intercreditor Agreement, Bank of America, N.A., as Credit Agreement Agent under the Intercreditor Agreement, and any other First Lien Agent and Second Priority Agent from time to time party to the Intercreditor Agreement.

10.2	Other First Lien Secured Party Consent, dated as of September 11, 2009, by U.S. Bank National Association, as agent or trustee for persons who shall become “Secured Parties” under the Amended and Restated Collateral Agreement dated and effective as of January 28, 2008 (as amended and restated on June 10, 2009).

10.3	Other First Lien Secured Party Consent, dated as of September 11, 2009, by U.S. Bank National Association, as agent or trustee for persons who shall become “Secured Parties” under the Amended and Restated Guaranty and Pledge Agreement dated and effective as of January 28, 2008 (as amended and restated on June 10, 2009).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRAH’S ENTERTAINMENT, INC.

Date:	September 17, 2009	By:	/s/ MICHAEL D. COHEN
Michael D. Cohen Vice President, Associate General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Second Supplemental Indenture, dated as of September 11, 2009, by and among Harrah’s Operating Company, Inc., Harrah’s Entertainment, Inc. and U.S. Bank National Association, as trustee.

4.2	Registration Rights Agreement, dated as of September 11, 2009, by and among Harrah’s Operating Company, Inc., Harrah’s Entertainment, Inc. and J.P. Morgan Securities Inc., Banc of America Securities LLC, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc. as representatives of the initial purchasers.

10.1	Joinder and Supplement to the Intercreditor Agreement, dated as of September 11, 2009, by and among U.S. Bank National Association, as new trustee , U.S. Bank National Association, as Trustee under the Intercreditor Agreement, Bank of America, N.A., as Credit Agreement Agent under the Intercreditor Agreement, and any other First Lien Agent and Second Priority Agent from time to time party to the Intercreditor Agreement.

10.2	Other First Lien Secured Party Consent, dated as of September 11, 2009, by U.S. Bank National Association, as agent or trustee for persons who shall become “Secured Parties” under the Amended and Restated Collateral Agreement dated and effective as of January 28, 2008 (as amended and restated on June 10, 2009).

10.3	Other First Lien Secured Party Consent, dated as of September 11, 2009, by U.S. Bank National Association, as agent or trustee for persons who shall become “Secured Parties” under the Amended and Restated Guaranty and Pledge Agreement dated and effective as of January 28, 2008 (as amended and restated on June 10, 2009).